Exhibit 10.5

PROMISSORY NOTE

$5,648,290.40	July 22, 2013
Oklahoma City Oklahoma

FOR VALUE RECEIVED, the undersigned, Graymark Healthcare, Inc., an Oklahoma Corporation (the “Borrower”), promises to pay to the order of Roy T. Oliver (the payee, its successors and assigns are hereinafter called the “Lender”), at 101 N. Robinson, Ste. 900, Oklahoma City, Oklahoma 73102, or at such other place as may be designated in writing by the Lender, on July 31, 2013 (the “Maturity Date”) the principal sum of Five Million Six Hundred Forty Eight Thousand, Two Hundred Ninety Dollars and 40/100cents ($5,648,290.40) in lawful money of the United States, together with interest accruing from the date hereof at the rates hereinafter specified, payable as follows:

Prior to Default, the unpaid principal balance of this Note will bear interest from the date hereof at the rate of eight percent (8%) per annum. Interest will be computed on a per diem charge based on a three hundred sixty (360) day year. The entire unpaid principal balance of this Note plus all accrued and unpaid interest thereon will be due and payable on the Maturity Date. All payments made under this Note shall be applied first to any accrued interest, fees and costs, and then to principal. Payments hereunder may, at the option of the Lender, be recorded on this Note or on the books and records of the Lender and will be prima facie evidence of said payments and the unpaid balance of this Note. No payment will be applied to this Note until received by the Lender in collected funds. The holder without the prior consent of Maker may assign this Note and any security therefor.

Maker may not re-borrow under this Note and this Note is not on a revolver basis. This Note has been fully advanced. The Maker shall have the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty, but with interest to the date of payment on the amount prepaid.

In the event Maker defaults in the terms of this Note, fails to pay this Note (principal or interest) when due, or in the event Maker shall enter into an assignment for the benefit of creditors or admit its inability to pay debts as they become due, or in the event of the commencement of any bankruptcy or like proceeding against or by Maker, or in the event of a default by Maker under the terms of those certain loan documents as evidenced by the Second Amended and Restated Loan Agreement by and between Maker (and others) and Arvest Bank, dated effective July 22, 2013, and all amendments, waivers and consents pertaining thereto (the “Arvest Loan Documents”) that is not timely cured (in any such case a “Default”), thereupon, and in any such event and at any time thereafter during the continuance of such event, this Note shall, at the election of Lender, become due and payable in full, without presentment, demand, protest or any further notice of any kind, anything contained herein to the contrary notwithstanding. In the event of a Default, thereafter the principal balance of this Note then due and owing shall bear interest at the rate of Fifteen Percent (15%) per annum (the “Default Rate”).

In the event of Default, the Lender will have available all remedies at law or equity, including all rights and remedies under the Uniform Commercial Code. The Lender will be entitled to proceed to selectively and successively enforce the Lender’s rights without waiver or discharge. The Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder’s rights hereunder, the Maker shall pay to the holder hereof his reasonable attorney’s fees, together with all court costs and other expenses incurred and paid by such holder.

The Maker, endorser, surety, guarantor and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, any renewal (whether one or more) hereof, and any release of any party liable for payment of this obligation. Any such extension, renewal or release may be made without notice to such party and without discharging said party’s liability hereunder.

The failure of the holder hereof to exercise any of the remedies or options set forth in this Note or in any instrument securing payment hereof, upon the occurrence of one or more events of default, shall not constitute a waiver of the right to exercise the same or any other remedy at any subsequent time in respect to the same or any other event of default. The acceptance of the holder hereof of any payment which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing remedies or options at that time or any subsequent time, or nullify any prior exercise of any such remedy or option, without the express consent of the holder hereof, except as and to the extent otherwise provided by law.

MAKER AND LENDER DO HEREBY IRREVOCABLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS NOTE OR ANY DOCUMENT DELIVERED IN CONNECTION HEREWITH. This Note is made under and is to be governed and construed by the internal laws of the State of Oklahoma. All actions with respect to this Note shall be instituted solely and exclusively in the courts of the State of Oklahoma sitting in Oklahoma County, Oklahoma, or the United States District Court for the Western District of Oklahoma, sitting in Oklahoma City, Oklahoma, as the Lender may elect, and by execution and delivery of this Note, the Maker irrevocably and unconditionally submits to the exclusive jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (a) any objection the Maker might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

The Maker and Lender intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interests of Maker and Lender under the remainder of this Note shall continue in full force and effect.

It is the intention of the Maker and Lender to comply strictly with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note or otherwise relating hereto, in no event shall this Note or other documents require the payment or permit the collection of an aggregate amount of interest in excess of the maximum amount permitted by any laws which may apply to this transaction, including the laws of the State of Oklahoma.

The terms of this Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Lender and his heirs, personal representatives and assigns.

Notwithstanding any provision of this Note, all rights and remedies of Lender hereunder shall be fully subordinate to the Arvest Loan Documents. In the event the Arvest Loan Documents prohibit the repayment of this Note on the Maturity Date, then the Maturity Date of this Note shall be extended day to day with interest at the rate set forth herein until the earlier of such date as the obligations of Maker under the Arvest Loan Documents have been refinanced or the provisions of the Arvest Loan Documents permit such repayment to Lender.

As further consideration for Lender to make the loan evidenced by this Note and which is material to Lender in agreeing to make such loan, Borrower does hereby irrevocably and unconditionally waive, release and forever discharge the Lender and its affiliates and each of their heirs, successors, assigns and personal representatives, and agrees to indemnify each of them including attorney fees and costs, of and from any and all actions, causes of action, suits, damages, claims, demands or offsets of any kind or character whatsoever that the Borrower, ever had, now has, shall or may have for, upon or by reason of any matter, cause, act, omission, or thing arising or accruing at any time from the beginning of the world through the date of this Note.

IN WITNESS WHEREOF, the undersigned Maker has executed this instrument effective as of July 22, 2013.

Graymark Healthcare, Inc., an Oklahoma Corporation

By	/s/ Stanton M. Nelson
Stanton M. Nelson, CEO

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